UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2018

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

784 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of stockholders held on June 12, 2018, our stockholders voted on three matters as follows:

1.	The following eight nominees were elected to our Board of Directors to serve for a one-year term expiring at the 2019 annual meeting of stockholders:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
David Beier, J.D.	21,793,580	554,589	21,926	24,663,149

Jeffrey Berkowitz, J.D.	21,570,673	777,490	21,932	24,663,149

Anthony B. Evnin, Ph.D.	21,296,364	1,052,348	21,383	24,663,149

Michael G. Kauffman, M.D., Ph.D.	21,352,982	995,180	21,933	24,663,149

Adelene Q. Perkins	21,525,207	790,819	54,069	24,663,149

Norman C. Selby	21,569,799	776,358	23,938	24,663,149

Ian F. Smith	21,737,979	577,977	54,139	24,663,149

Michael C. Venuti, Ph.D.	21,541,511	804,573	24,011	24,663,149

2.	A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
14,415,665	7,831,872	122,558	24,663,149

3.	The appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year was ratified.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
45,974,447	621,460	437,337	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: June 14, 2018	By:	/s/ Seth A. Tasker
Seth A. Tasker VP, General Counsel